UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 20, 2007, The Shaw Group Inc., a Louisiana corporation (the "Company"), and Brian K. Ferraioli reached an agreement pursuant to which Mr. Ferraioli will continue to serve as Executive Vice President and Chief Financial Officer of the Company and in such position will continue to be considered the Company’s principal financial officer, but will no longer be considered the Company’s principal accounting officer.

(c) On December 20, 2007, the Company and Michael J. Kershaw, the Company’s Senior Vice President and Corporate Controller, reached an agreement pursuant to which Mr. Kershaw will be continue to serve as the Company’s Senior Vice President and Corporate Controller and in addition, will also be considered the Company’s principal accounting officer.

Prior to joining the Company in September 2007 as Senior Vice President and Corporate Controller, and since 2005, Mr. Kershaw, age 58, served as the E&C Division Chief Financial Officer for KBR, a leading global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. From 2003 until 2005, Mr. Kershaw served as Senior Controller for KBR. Prior to his employment by KBR, from 1997 until 2002, Mr. Kershaw served in several positions with Koch Industries, Inc., including Vice President, Finance, Koch Chemical Technology Group, Vice President, M&A Transaction Support, Koch Capital Services and Director, Corporate Finance, Koch Capital Services. Koch Industries, Inc. and its sister company, Koch Holdings, LLC, own a diverse group of companies that engage in trading, operations and investment worldwide. These companies have a presence in nearly 60 countries in traditional industries such as trading, petroleum, chemicals, energy, fibers and polymers, minerals, fertilizers, forest and consumer products, chemical technology equipment, ranching, securities and finances, as well as other investments.

(e) The Company and Mr. Kershaw are parties to an offer letter agreement dated August 18, 2007 (the Agreement"). The Agreement with Mr. Kershaw is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The following is a summary of the terms and conditions contained in the Agreement; provided that the following summary is qualified in its entirety by the terms and provisions of the Agreement. All capitalized terms used in the summary below that are not defined below have the meanings ascribed to them in the Agreement.

The Agreement provides, among other things, that (1) Mr. Kershaw will serve as the Company’s Senior Vice President and Corporate Controller; (2) Mr. Kershaw’s annual base salary will be $325,000 per annum; (3) Mr. Kershaw will receive a signing bonus of $75,000 to be paid as soon as practicable after commencement of employment and no later than his first regularly scheduled pay date, which must be repaid to the Company if he voluntarily terminates employment or is terminated for Cause prior to the completion of 24 months of employment; (4) Mr. Kershaw will be eligible to participate in the Company’s discretionary management incentive program as established by the Board, with a target bonus of 50% of his base salary, with the potential range for an annual award of 0% to 200% of target depending upon performance; (5) Mr. Kershaw is eligible to participate in the Company’s long term incentive plan with an initial grant made upon commencement of employment with a value of $300,000, divided equally between option shares vesting in four equal annual installments and restricted shares vesting in three equal annual installments; (6) Mr. Kershaw is entitled to relocation expenses and assistance in the form of travel expenses prior to relocation; (7) Mr. Kershaw will be entitled to three weeks of paid vacation per year; (8) Mr. Kershaw is entitled to reimbursement of the cost of relevant professional memberships and licenses; and (9) Mr. Kershaw is eligible for participation in various employee benefit plans and programs provided to employees of the Company in general.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Offer Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

December 21, 2007	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter